UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021 (December 12, 2021)

SVF INVESTMENT CORP. 3

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40175	98-1572401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Circle Star Way San Carlos California, United States	94070
(Address of principal executive offices)	(Zip Code)

(650)-562-8100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value	SVFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On December 12, 2021, SVF Investment Corp. 3, a Cayman Islands exempted company incorporated with limited liability (“SVF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse”), Symbotic Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Warehouse (“Symbotic”), and Saturn Acquisition (DE) Corp., a Delaware corporation and a wholly owned subsidiary of SVF (“Saturn”).

Pursuant to the terms of the Merger Agreement, a business combination between SVF and Warehouse will be effected through the merger (the “Merger”) of Saturn with and into Symbotic, with Symbotic as the surviving company (the “Surviving Company”).

Prior to the effective time of the Merger (the “Effective Time”):

•

Warehouse will merge with and into Symbotic, with Symbotic as the surviving company (the “Company Reorganization”) pursuant to a merger agreement executed contemporaneously with the Merger Agreement (the “Company Merger Agreement”). Upon the effectiveness of the Company Reorganization, all the outstanding common and preferred units of Warehouse (the “Warehouse Units”) will be converted into the right to receive common units of Symbotic (the “Symbotic Common Units”); and

•

Subject to the receipt of SVF Shareholder Approval (as defined below), SVF will transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation (sometimes hereinafter referred to as the “Surviving Pubco”) (such domestication, the “Domestication”). At the effective time of the Domestication, each Class A ordinary share, par value $0.0001 per share, of SVF (the “SVF Class A Ordinary Shares”) that is issued and outstanding immediately prior to the Domestication will be converted into one share of Class A common stock, par value $0.0001 per share, of the Surviving Pubco (the “Surviving Pubco Class A Common Stock”), and each Class B ordinary share, par value $0.0001 per share, of SVF (the “SVF Class B Ordinary Shares,” and together with the SVF Class A Ordinary Shares, the “SVF Ordinary Shares”) that is issued and outstanding immediately prior to the Domestication will be converted into one share of Class B common stock, par value $0.0001 per share, of the Surviving Pubco (the “Surviving Pubco Class B Common Stock”). The Surviving Pubco Class B Common Stock will automatically convert into Surviving Pubco Class A Common Stock at the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, holders of outstanding Symbotic Common Units will be entitled to receive a number of common units of the Surviving Company (the “Surviving Company Common Units”), equal to the Exchange Ratio (as defined in the Merger Agreement). The Founder (as defined in the Merger Agreement), certain family members of the Founder and certain affiliated entities and trusts of the Founder will also receive a number of shares of Surviving Pubco’s Class V-3 Common Stock, par value $0.0001 per share (the “Surviving Pubco Class V-3 Common Stock”), which has three votes per share, equal to the number of Surviving Company Common Units received by such holder, in exchange for payment by such holder to Surviving Pubco of adequate consideration (in each case, not to exceed $0.00015 per share of Surviving Pubco Class V-3 Common Stock). The other holders of Symbotic Common Units will receive a number of shares of Surviving Pubco’s Class V-1 Common Stock, par value $0.0001 per share (the “Surviving Pubco Class V-1 Common Stock”), which has one vote per share, equal to the number of Surviving Company Common Units received by such holder, in exchange for payment by such holder to Surviving Pubco of adequate consideration (in each case, not to exceed the par value per share of Surviving Pubco Class V-1 Common Stock). The Surviving Pubco Class V-3 Common Stock will convert to Surviving Pubco Class V-1 Common Stock upon the occurrence of certain sunset events, including an automatic conversion after seven years from the consummation of the Merger (the “Closing”).

The holders of outstanding Symbotic Common Units as of the Effective Time will also have contingent rights to receive up to an aggregate of 20,000,000 Earnout Interests (as defined in the Merger Agreement). Each holder will be entitled to receive Earnout Interests in accordance with their Earnout Pro Rata Share (as defined in the Merger Agreement) in three tranches upon the occurrence of the following milestones on or prior to the seventh anniversary of the Closing: (i) a one-time issuance of 6,666,667 Earnout Interests on the first date on which the volume weighted average price of shares of Surviving Pubco Class A Common Stock over any 20 trading days within the preceding 30 consecutive trading day period (the “VWAP Price”) is greater than or equal to $12.00 (“Triggering Event I”); (ii) a one-time issuance of 6,666,667 Earnout Interests on the first date on which the VWAP Price is greater than or equal to $14.00 (“Triggering Event II”); and (iii) a one-time issuance of 6,666,666 Earnout Interests on the first date on which the VWAP Price is greater than or equal to $16.00 (“Triggering Event III”).

Each Surviving Company Common Unit may be redeemed by the holder for shares of Surviving Pubco Class A Common Stock (or an equivalent amount in cash, at the option of the Surviving Company, subject to the provisions of the limited liability company agreement of the Surviving Company) at a value equal to the arithmetic mean of the volume-weighted average price of a share of Surviving Pubco Class A Common Stock for the full five trading days ending prior to the redemption date, subject to certain exceptions. Upon such redemption, a number of shares of Surviving Pubco Class V-3 Common Stock or Surviving Pubco Class V-1 Common Stock, as applicable, equal to the number of redeemed Surviving Company Common Units, will be transferred to the Surviving Pubco and cancelled by the Surviving Pubco.

Pursuant to the terms of the Merger Agreement, SVF is required to cause the shares of Surviving Pubco Class A Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement (the “Transactions”) to be listed on the NASDAQ prior to the date of the Closing and to be eligible for continued listing on NASDAQ immediately following the Closing (as if the listing were a new initial listing by an issuer that had never been listed prior to the Closing).

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure, (c) corporate authority and approval, (d) licenses and permits, (e) taxes, (f) financial statements, (g) absence of certain changes, (h) no undisclosed liabilities, (i) intellectual property, IT assets and data privacy, (j) real property, (k) material contracts, (l) employee matters, (m) compliance with laws, (n) litigation, (o) transactions with related parties, (p) environmental matters, (q) insurance, (r) suppliers and customers and (o) regulatory matters.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of the business prior to consummation of the Transactions and efforts to satisfy conditions to consummation of the Transactions. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for SVF and Warehouse to cooperate in the preparation of the Registration Statement (as defined in the Merger Agreement) required to be filed in connection with the Transactions.

Prior to the Effective Time, SVF will approve and adopt the SVF Incentive Plan (as defined in the Merger Agreement) and the SVF Employee Stock Purchase Plan (as defined in the Merger Agreement) subject to receipt of the requisite approval of the stockholders of SVF.

SVF Exclusivity Restrictions

During the period between the date of the Agreement and Closing (or the termination of the Merger Agreement by its terms), SVF may not, directly or indirectly, take any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement, letter of intent, memorandum of understanding or agreement in principle with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than Warehouse, its members or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination (a “Business Combination Proposal”) other than with Warehouse. As of the date of the Merger Agreement, SVF will immediately cease any and all existing discussions or negotiations with any person conducted prior to the execution and delivery of the Merger Agreement with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Warehouse Exclusivity Restrictions

During the period between the date of the Merger Agreement and Closing (or the termination of the Merger Agreement by its terms), Warehouse may not (i) initiate any negotiations with respect to, or provide any non-public information or data concerning Warehouse or any of its Subsidiaries to any person relating to, an Acquisition Proposal (as defined in the Merger Agreement) or Alternative Transaction (as defined in the Merger Agreement), or afford to any person access to the business, properties, assets or personnel of Warehouse or any of its Subsidiaries in connection with an Acquisition Proposal or Alternative Transaction, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal or Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make an Acquisition Proposal or Alternative Transaction.

SVF Change in Recommendation

SVF is required to include in the Proxy Statement the recommendation of SVF’s board of directors (the “SVF Board”) to SVF’s stockholders that they approve the Proposals (as defined in the Merger Agreement) relating to the Transactions (the “SVF Board Recommendation”), except in the case of a Modification in Recommendation. The SVF Board shall be permitted to change, withdraw, withhold, qualify and/or modify, and/or publicly propose to change, withdraw, withhold, qualify and/or modify, the SVF Board recommendation (a “Modification in Recommendation”) if the SVF Board determines in good faith that a failure to make a Modification in Recommendation would be inconsistent with its fiduciary duties under applicable Law. In such instance, SVF must provide to Warehouse three business days’ prior written notice and specify the reasons therefor in reasonable detail. During such three business days, if requested in writing by Warehouse, SVF must negotiate in good faith with Warehouse, including providing Warehouse with the opportunity to make a presentation to the SVF Board regarding the Merger Agreement and, to the extent applicable, any proposed revisions thereto. A Modification in Recommendation will not change the approval of the Merger Agreement or any other approval of the SVF Board or affect SVF’s obligations under the Merger Agreement.

Conditions to Closing

The obligation of SVF and Warehouse to consummate the Merger is subject to the satisfaction (or to the extent permitted by applicable law, the waiver) of the following conditions: (i) the receipt of the requisite approval of the stockholders of SVF; (ii) the receipt of the requisite approval of the equityholders of Warehouse; (iii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”); (iv) the absence of any governmental order, law, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions; (v) the consummation of Private Placements (as defined in the Merger Agreement) of at least $50,000,000; (vi) SVF having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) after giving effect to the Redemption Offer (as defined in the Merger Agreement); and (vii) the effectiveness of the Company Reorganization.

The obligation of SVF to consummate the Merger is also subject to the following closing conditions: (i) customary bringdown conditions with respect to the representations, warranties and covenants of Warehouse and Symbotic; (ii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the Closing that is continuing as of the Closing; and (iii) the delivery of the transaction documents and a customary closing certificate on behalf of Warehouse and Symbotic.

The obligation of Warehouse to consummate the Merger is also subject to the fulfillment of the following closing conditions: (i) customary bringdown conditions with respect to the representations, warranties and covenants of SVF; (ii) the listing on NASDAQ of the applicable shares of Surviving Pubco Class A Common Stock and such shares being eligible for continued listing on NASDAQ immediately following the Closing; (iii) the effective resignations of certain directors and officers of SVF; (iv) the amount of Closing SVF Cash (as defined in the Merger Agreement) being equal to or exceeding $350,000,000; (v) the consummation of the transactions contemplated by the Forward Purchase Agreement (as defined in the Merger Agreement); and (vi) the delivery of the transaction documents and a customary closing certificate on behalf of SVF and Merger Sub.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

(i)	by mutual written consent of SVF and Warehouse;

(ii)

by either SVF or Warehouse if the Merger is not consummated on or before the date that is 180 days from the date of the Merger Agreement (as such date may be extended as a result of an adjournment of the Special Meeting), which date may be extended for another 60 days if the Registration Statement has been filed but is not effective on the date that is 14 days prior to the end of the initial 180 day period;

(iii)

by either SVF or Warehouse if a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

(iv)	by either SVF or Warehouse if the requisite approval of the stockholders of SVF is not obtained at the SVF Shareholders Meeting (as defined in the Merger Agreement);

(v)	by SVF if Warehouse has breached its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions would not be satisfied (subject to a cure period);

(vi)	by SVF if Warehouse fails to deliver the PCAOB Audited Financials (as defined in the Merger Agreement) by February 28, 2022;

(vii)

by SVF if the PCAOB Audited Financials contain material restatements, deviations, differences or modifications from the Audited Financial Statements (as defined in the Merger Agreement) of the corresponding fiscal year that would reasonably be expected to significantly and negatively impact the equity value of Warehouse based on the methodology used to determine the equity value of Warehouse included in the non-binding term sheet dated August 2, 2021 between Warehouse and SVF, so long as SVF notifies Warehouse of its decision to terminate within 15 days from receipt of the PCAOB Audited Financials;

(viii)	by SVF if Warehouse fails to obtain the requisite approval of the equityholders of Warehouse within 48 hours after the Registration Statement becomes effective; or

(ix)

by Warehouse if SVF or Saturn breach their respective representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions would not be satisfied (subject to a cure period).

In the event the Merger Agreement is terminated in accordance with the termination rights set forth in items (vi) and (vii) above, then SVF shall be entitled to receive a reimbursement fee in the amount of $2,000,000.

The foregoing description of the Merger Agreement and the Transactions is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about SVF, Warehouse or the other parties thereto. In particular, the assertions embodied in the representations, warranties and certain covenants in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about SVF, Warehouse or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that SVF makes publicly available in reports, statements and other documents filed with the SEC.

Equityholder Support Agreement

In connection with the execution of the Merger Agreement, SVF and Warehouse entered into a support agreement (the “Equityholder Support Agreement”) with certain equityholders of Warehouse (the “Requisite Equityholders”), which collectively hold Warehouse Units representing a majority of the voting power of each class of the issued and outstanding Warehouse Units. The Equityholder Support Agreement provides, among other things, that as promptly as reasonably practicable (and in any event, within 48 hours) after the Registration Statement becomes effective under the Securities Act, each Requisite Equityholder will validly execute and deliver to Warehouse a written consent in respect of all Warehouse Units held by such Requisite Equityholder adopting and approving the Company Merger Agreement, the Merger Agreement, and the transactions contemplated thereby, including the Company Reorganization and the Merger (the “Company Written Consent”). Each Requisite Equityholder agrees that if a meeting of the Warehouse equityholders is held with respect to the Merger, such Requisite Equityholder will appear at such meeting or otherwise cause such Requisite Equityholder’s Warehouse Units to be counted as present thereat for the purpose of establishing a quorum. Each Requisite Equityholder agrees to vote (or execute and return an action by written consent) all of the Warehouse Units held by such Requisite Equityholder against any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination or merger, other than with SVF, its shareholders and/or their respective affiliates and representatives, and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Warehouse or Symbotic, as applicable, contained in the Merger Agreement or the Equityholder Support Agreement or result in any of the conditions to closing in the Merger Agreement not being fulfilled. Each Requisite Equityholder further agrees not to transfer such Requisite Equityholder’s Warehouse Units except in certain permitted transfers under the Equityholder Support Agreement.

The foregoing description of the Equityholder Support Agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and the terms of which are incorporated herein by reference.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, SVF Sponsor III (DE) (the “Sponsor”), the directors and officers of SVF and Warehouse (the “SVF Insiders”) entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) whereby each of the Sponsor and the SVF Insiders agree to vote their SVF Ordinary Shares in favor of the Merger and each other proposal included in the agenda for the Special Meeting. The Sponsor and the SVF Insiders further agree that when the Special Meeting is held, they will appear at such meeting or otherwise cause their SVF Ordinary Shares to be counted as present thereat for the purpose of establishing a quorum. The Sponsor Agreement Parties agree that other than the Transactions, they will vote their SVF Ordinary Shares against any business combination and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the contemplated transaction or result in a breach of any agreement of SVF, Merger Sub, the Sponsor or the SVF Insiders or result in any of the closing conditions not being fulfilled, and vote their SVF Ordinary Shares against any change in business, management or the board of directors of SVF (other than in connection with the Merger and the other proposals related to the Merger).

The Sponsor Agreement Parties have also agreed not to redeem any SVF Ordinary Shares owned by them in connection with SVF Shareholder Approval or otherwise. Further, prior to the valid termination of the Merger Agreement pursuant to its terms, the Sponsor Agreement Parties shall take all actions and do all things reasonably necessary under applicable laws and advisable to consummate the Merger on the terms and subject to the conditions set forth in the Merger Agreement. The obligations of the Sponsor in the Sponsor Support Agreement shall apply whether or not the Merger is recommended by the SVF Board of Directors.

The foregoing description of the Sponsor Support Agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.4, and the terms of which are incorporated herein by reference.

Sponsor Letter Agreement

In connection with the execution of the Merger Agreement, the Sponsor, the SVF Insiders, SVF and Warehouse (the “Sponsor Letter Agreement Parties”) entered into a letter agreement (the “Sponsor Letter Agreement”) pursuant to which the Sponsor and the SVF Insiders agreed, subject to certain exceptions, not to transfer any Sponsor Shares (as defined in the Sponsor Letter Agreement) until the earlier of (i) one year after the completion of an initial business combination or (ii) the date following the completion of an initial business combination on which SVF completes a liquidation, merger, share exchange or other similar transaction that results in all of SVF’s shareholders having the right to exchange their SVF Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to the Closing, the last reported sale price of the Surviving Pubco Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing, the Sponsor Shares shall be released from the foregoing lock-up.

The Sponsor Letter Agreement Parties have also agreed that the Sponsor Shares shall be unvested and shall be subject to certain vesting provisions described below. The Sponsor Letter Agreement Parties have agreed, subject to certain exceptions, not to transfer any unvested Sponsor Shares prior to the date such securities become vested. Pursuant to the Sponsor Letter Agreement, (i) 60% of the Sponsor Shares will vest at the Closing, (ii) 20% of the Sponsor Shares (the “$12 Threshold Shares”) will vest at such time as Triggering Event I occurs on or before the seventh anniversary of the Closing, and (iii) 20% of the Sponsor Shares (the “$14 Threshold Shares”) will vest at such as Triggering Event II occurs on or before the seventh anniversary of the Closing. Any Sponsor Shares that remain unvested after the seventh anniversary of the Closing shall be forfeited.

In the event SVF enters into a binding agreement on or before (i) the seventh anniversary of the Closing and (ii) the occurrence of Triggering Event I and/or Triggering Event II, related to certain sale transactions involving the outstanding voting equity securities of SVF or all or substantially all of the assets of SVF, (a) the $12 Threshold Shares (to the extent Triggering Event I has not occurred) shall vest on the day prior to the closing of such sale transaction if the per share price implied in such transaction is equal to or greater than $12, and (b) the $14 Threshold Shares (to the extent Triggering Event II has not occurred) shall vest on the day prior to the closing of such sale transaction if the per share price implied in such transaction is equal to or greater than $14.

The Sponsor Letter Agreement also provides that following the Closing, SVF will cease all use of the name “SVF”, including as part of its corporate name, subject to specified permitted uses.

The Sponsor Letter Agreement shall terminate upon the earliest to occur of (a) the later of (i) the earlier of (x) a Triggering Event II and (y) the seventh anniversary of the Closing and, in either case, the performance by SVF and Sponsor of the last obligation required to be performed by it following Triggering Event II or the seventh anniversary of the Closing, as applicable and (ii) the expiration of the Founder Shares Lock-up Period (as defined in the in the Sponsor Letter Agreement), (b) the termination of the Merger Agreement in accordance with its terms prior to the Closing, or (c) the time the Sponsor Letter Agreement is terminated upon the mutual written agreement of the parties thereto.

The foregoing description of the Sponsor Letter Agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Unit Purchase Agreement

In connection with the execution of the Merger Agreement, SVF, Warehouse, Symbotic, and certain affiliated entities of the Founder (the “Sellers”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”). The Unit Purchase Agreement provides that on the Closing Date, SVF shall purchase from the Sellers an aggregate number of Symbotic Common Units equal to the Repurchase Amount (as defined in the Unit Purchase Agreement), divided by $10.00 (such Symbotic Common Units, the “Purchase Units”), in each case, at a price of $10.00 per Purchase Unit in cash – without any deductions or setoff. Concurrently with the purchase of the Purchase Units, an equal number of shares of Surviving Pubco Class V-3 Common Stock held by the Sellers will automatically and simultaneously be transferred to SVF and SVF shall cancel such shares of Surviving Pubco Class V-3 Common Stock.

The foregoing description of the Unit Purchase Agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.5, and the terms of which are incorporated herein by reference.

Tax Receivable Agreement

In connection with the Closing, SVF will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with other members of the Surviving Company (the “TRA Holders”) and the Surviving Company. The Tax Receivable Agreement will generally provide for the payment by SVF to the TRA Holders of 85% of the amount of the cash savings, if any, in U.S. federal and state income tax that SVF actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of the Surviving Company that is allocable to the relevant Symbotic Common Units, (ii) any step-up in tax basis in the Surviving Company’s assets resulting from certain purchases of Symbotic Common Units (including the purchases of the Purchase Units pursuant to the Unit Purchase Agreement), future exchanges of Symbotic Common Units for cash or shares of Surviving Pubco Class A Common Stock, certain distributions (if any) by the Surviving Company and payments under the Tax Receivable Agreement, and (iii) tax benefits related to imputed interest deemed to be paid by SVF as a result of payments under the Tax Receivable Agreement.

The Tax Receivable Agreement will generally provide for payments to be made as SVF realizes actual cash tax savings in periods after the Closing from the tax benefits covered by the Tax Receivable Agreement. Moreover, the Tax Receivable Agreement provides that, in the event that (i) SVF exercises its early termination rights under the Tax Receivable Agreement, (ii) SVF experiences certain changes of control or (iii) SVF breaches any of its material obligations under the Tax Receivable Agreement, SVF’s obligations under the Tax Receivable Agreement may accelerate and SVF could be required to make a lump-sum cash payment to each TRA Holder equal to the present value of all future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to SVF’s future taxable income. The lump-sum payment could be substantial and could exceed the actual tax benefits that SVF realizes subsequent to such payment because such payment would be calculated assuming, among other things, that SVF would have certain tax benefits available to us and that SVF would be able to use the potential tax benefits in future years.

The foregoing description of the Tax Receivable Agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, the form of which is filed with this Current Report on Form 8-K as Exhibit 2.1 (Exhibit E), and the terms of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Warehouse, SVF and certain stockholders of Warehouse and SVF agreed that upon completion of the Merger they will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Surviving Company agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 45 days of the Closing. Up to three times in any 12-month period, certain legacy Warehouse equityholders and legacy SVF stockholders may request to sell all or any portion of their registrable securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $25,000,000. The combined company will also provide customary “demand” and “piggyback” registration rights. The Amended and Restated Registration Rights Agreement will provide that the Surviving Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Further, each of the Warehouse equityholders agrees that they shall not transfer any Symbotic Lock-Up Shares (as defined in the Amended and Restated Registration Rights Agreement) until the end of the applicable Symbotic Lock-Up Period (as defined in the Amended and Restated Registration Rights Agreement). Notwithstanding this provision, the Warehouse equityholders and their respective permitted transferees may transfer the Symbotic Lock-Up Shares during the Symbotic Lock-Up Period: (i) to Warehouse’s or Symbotic’s officers or directors, any affiliate or family member of any of Warehouse’s or Symbotic’s officers or directors; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; or (v) if otherwise permitted under the limited liability company agreement of the Surviving Company; provided, however, that in the case of clauses (i) through (v), any such permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The foregoing description of the Registration Rights Agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, the form of which is filed with this Current Report on Form 8-K as Exhibit 2.1 (Exhibit F), and the terms of which are incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, SVF entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of Surviving Pubco Class A Common Stock (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and SVF has agreed to sell the Subscribers, an aggregate of 20,500,000 shares of Surviving Pubco Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $205,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

The foregoing description of the Subscription Agreements is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a form of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “Subscription Agreements” is incorporated by reference herein. The shares of Surviving Pubco Class A Common Stock to be issued in connection with the Subscriptions and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2021, SVF and Symbotic issued a press release announcing their entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On December 13, 2021 SVF and Warehouse held a joint investor conference call to discuss the Business Combination. A copy of the transcript of the investor call is furnished as Exhibit 99.3 hereto and incorporated by reference into this Item 7.01. A copy of the presentation that SVF and Warehouse prepared for use in connection with various meetings and conferences with investors is furnished as Exhibit 99.2 hereto and incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving SVF and Warehouse. SVF intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement and a prospectus of SVF, and each party will file other documents regarding the proposed transaction with the SEC. The definitive proxy statement/prospectus will also be sent to the stockholders of SVF and unitholders of Warehouse, seeking any required stockholder or unitholder approval. Before making any voting or investment decision, investors and security holders of SVF and Warehouse are urged to carefully read the entire registration statement and proxy statement prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by SVF with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by SVF may be obtained free of charge from SVF at https://www.svfinvestmentcorp.com/svfc/. Alternatively, these documents, when available, can be obtained free of charge from SVF upon written request to SVF INVESTMENT CORP., 3, 1 Circle Star Way, San Carlos, California 9470, United States Attn: Secretary, or by calling 650-562-8100.

PARTICIPANTS IN THE SOLICITATION

SVF, Warehouse and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SVF, in favor of the approval of the Merger. Additional information regarding the interests of those participants, the directors and executive officers of Warehouse and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, SVF’s and Warehouse’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in SVF’s final prospectus filed with the SEC on March 10, 2021. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and SVF and Warehouse believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither SVF nor Warehouse is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which SVF has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in SVF’s prospectus filed with the SEC on March 10, 2021 and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the Merger, including approval by stockholders of SVF and Warehouse on the expected terms and schedule; delay in closing the Merger; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of SVF and Warehouse; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or the termination of any Subscription Agreement; possible variances between the historical financial information Warehouse presents and its PCAOB audited financial statements, when they become available; the amount of redemption requests made by SVF’s stockholders; the effect of the announcement or pendency of the transaction on Warehouse’s business relationships, performance, and business generally; the ability to meet NASDAQ listing standards following the consummation of the Merger; the amount of the costs, fees, expenses and other charges related to the transaction; the ability of SVF to issue equity securities in connection with the transaction; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; and risks related to SVF’s restatement of financials, as described on a Form 8-K filed with the SEC on November 30, 2021.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond SVF’s and Warehouse’s control. While all projections are necessarily speculative, SVF and Warehouse believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that SVF and Warehouse, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in SVF and is not intended to form the basis of an investment decision in SVF. All subsequent written and oral forward-looking statements concerning SVF and Warehouse, the proposed transaction or other matters and attributable to SVF and Warehouse or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1*	Agreement and Plan of Merger dated as of December 12, 2021, by and among SVF, Warehouse, Symbotic and Saturn Acquisition (DE) Corp.

10.1	Form of Subscription Agreement

10.2*	Equityholders Support Agreement, dated December 12, 2021

10.3	Sponsor Letter Agreement, dated December 12, 2021

10.4*	Sponsor Support Agreement, dated December 12, 2021

10.5*	Unit Purchase Agreement, dated December 12, 2021

99.1	Press Release, dated December 13, 2021

99.2	Investor Presentation, dated December 13, 2021

99.3	Transcript of Management Presentation, dated December 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). SVF agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021

SVF Investment Corp. 3

By:	/s/ Ioannis Pipilis
Name:	Ioannis Pipilis
Title:	Chairman and Chief Executive Officer